Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 29, 2018, with respect to the consolidated financial statements of Meta Financial Group, Inc. and subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

KPMG LLP

/s/ KPMG LLP

Des Moines, Iowa

September 28, 2021